EXHIBIT 99.1
JOINT REPORTING AGREEMENT
     In consideration of the mutual covenants herein contained, pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the parties hereto represents to and agrees with the other parties as follows:
     Such party is eligible to use and file the statement on Schedule 13D pertaining to the Common Stock, $0.001 par value per share, of Butler International, Inc., a Maryland corporation, to which this Joint Reporting Agreement is attached as an exhibit for the purpose of filing of the information contained herein.
     Such party is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, PROVIDED that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.
     Such party agrees that such statement is being filed by and on behalf of each of the parties identified herein, and that any amendment thereto will be filed on behalf of each such party.
     This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Dated: July 5, 2006	LEVINE LEICHTMAN CAPITAL PARTNERS III, L.P.,
a California limited partnership

	By:	LLCP Partners III, LLC,
a California limited liability company,
its General Partner

		By:	Levine Leichtman Capital Partners, Inc.,
a California corporation,
its Managing Member

			By:	/s/ ARTHUR E. LEVINE

Arthur E. Levine
President

LLCP PARTNERS III, LLC,
a California limited liability company

By:	Levine Leichtman Capital Partners, Inc.,
a California corporation,
its Managing Member

By:	/s/ ARTHUR E. LEVINE

Arthur E. Levine
President

LEVINE LEICHTMAN CAPITAL PARTNERS, INC.,
a California corporation

By:	/s/ ARTHUR E. LEVINE

Arthur E. Levine
President

/s/ ARTHUR E. LEVINE

ARTHUR E. LEVINE

/s/ LAUREN B. LEICHTMAN

LAUREN B. LEICHTMAN